UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 30, 2008

WALTER INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13711

Delaware	13-3429953
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4211 W. Boy Scout Boulevard Tampa, Florida

33607

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(813) 871-4811

 (Former name or former address, if changed since last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities

On January 6, 2009, Walter Industries, Inc. (the “Company”) announced the closure of its homebuilding business. The decision to close the business was made by the Executive Committee of the Board of Directors on December 30, 2008, in response to the unprecedented conditions in the housing industry and tightness in the credit markets. The Company expects to record a pre-tax charge of approximately $8 - $10 million in the fourth quarter 2008 related to the closure of the business, consisting of non-cash charges of approximately $3- $5 million for asset impairment, in addition to cash charges of approximately $5 million related to lease payments and severance and other employee benefit costs. Activities associated with the closure will continue and the Company will continue to incur cash and non-cash charges in 2009 until obligations to customers with homes in progress are completed.  As of December 31, 2008, there were approximately 150 homes under construction.

Item 7.01	Regulation FD Disclosure

Item 8.01	Other Events

On January 6, 2009, the Company issued a press release announcing the closure of its homebuilding business. The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1

The information contained in Item 7.01 and Item 8.01 of this current report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filings.

In connection the proposed spin-off of the Financing business, JWH Holding Company, LLC, a wholly-owned subsidiary of Walter Industries, Inc. and the proposed merger with Hanover Capital Mortgage Holdings, Inc. and certain related transactions, Hanover Capital Mortgage Holdings, Inc. filed a registration statement on Form S-4 containing a preliminary proxy statement/prospectus with the SEC (Registration No. 333-155091), and Hanover Capital Mortgage Holdings, Inc. will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE FINAL PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to stockholders of Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc.  Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Hanover Capital Mortgage Holdings, Inc. and Walter Industries, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, at Hanover Capital Mortgage Holdings, Inc.’s Web site (http://www.hanovercapitalholdings.com).

Walter Industries and Hanover and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related transactions. Information regarding Walter Industries' directors and executive officers is available in Walter Industries' proxy statement for its 2008 annual meeting of stockholders and Walter Industries' 2007 Annual Report on Form 10-K, which were filed with the SEC on March 19, 2008, and March 7, 2008, respectively, and information regarding Hanover's directors and executive officers is available in Hanover's proxy statement for its 2008 annual meeting of stockholders and Hanover's 2007 Annual Report on Form 10-K, which were filed with the SEC on April 24, 2008, and April 2, 2008, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in Hanover's proxy statement/prospectus and other materials referred to in Hanover's proxy statement/prospectus.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 6, 2009, Walter Industries, Inc. Announces Closure of Jim Walter Homes

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INDUSTRIES, INC.

	By:	/s/ Catherine C. Bona
	Title:	Catherine C. Bona
Vice President, Asst. General Counsel and Secretary

Date: January 6, 2009

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